Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AND NON-COMPETITION AGREEMENT

BETWEEN

HORIZON OFFSHORE, INC. AND J. LOUIS FRANK

DATED MAY 31, 2002

This Amendment No. 1 To Employment And Non-Competition Agreement between Horizon Offshore, Inc. (the "Company") and J. Louis Frank (the "Employee") Dated May 31, 2002 (the "Amendment No. 1") is dated as of September 3, 2004.

In mutual consideration of supporting a business restructuring of the Company the Company and the Employee agree as follows:

1.    The Employment and Non-Competition Agreement between Horizon Offshore, Inc. and J. Louis Frank dated May 31, 2002 shall hereinafter be referred to as the "Employment Agreement".

2.    Section 3 of the Employment Agreement shall be amended in its entirety to read as follows:

"3.    Duties.    The Employee shall perform such duties as may be

prescribed from time to time by the Board of Directors of the Company

(the "Board"). Employee is currently Chairman of the Board.

Throughout the Employment Term, Company shall use reasonable efforts to cause Employee to be nominated to serve on the Board and to secure Employee's election to the Board. It is the intention of the parties that Employee will be elected and will serve as either Chairman or

Chairman, Emeritus of the Board while serving hereunder. The positions of Chairman or Chairman, Emeritus shall be used interchangeable herein for determining the rights, duties, and obligations of the parties hereunder."

3.    Section 5 (d) of the Employment Agreement shall be amended in its entirety to read as follows:

"5(d)     As used herein, "For Good Cause" shall mean breach of any

provision of this Agreement by Company and failure to remedy such breach within thirty (30) days of written notice; failure of the Employee to be elected to the Board or to be elected by the Board as its Chairman or

Chairman, Emeritus; the acquisition or a public announcement that a person or group of persons (other than the holders of the Company's common stock on the date of this Agreement and other than the Company or any of its subsidiaries or any employee benefit plan of the Company or any such subsidiary) has acquired thirty percent (30%) or more of the

Company's outstanding common stock; the Company is involved in a merger or other business combination or sale or transfer of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries, taken as a whole and as a result of such transaction the Company's equity holders prior to the transaction hold less than fifty percent (50%) of the surviving or transferee entity; or the relocation of the Employee's place of employment outside the Houston Metropolitan area."

4.    Section 6 of the Employment Agreement shall be amended by the inclusion of a new Section 6 (g) to read as follows:

"6 (g)     All payments due Employee hereunder shall be made within

thirty (30) days of the date the amount of such payment can be reasonably determined. Anything in this Agreement to the contrary notwithstanding,

payments pursuant to Section 6 (a) and 6 (e) hereof shall be made within thirty (30) days of event of termination as set forth in Section 5 of this

Agreement and the close of the applicable quarter, respectively."

5.    Except as specifically set forth above all other terms, conditions, rights, obligations and duties of the Employment Agreement shall remain in full force and effect.

6.    This Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date hereinabove first written.

[Signatures to follow on separate page]

HORIZON OFFSHORE, INC.

By:	/s/ Bill J. Lam
Bill J. Lam
President

EMPLOYEE

/s/ J. Louis Frank
J. Louis Frank